UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 26, 2019

Malvern Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-54835	45-5307782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 E. Lancaster Avenue, Paoli, Pennsylvania	19301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (610) 644-9400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On March 26, 2019, Therese Woodman, a director of Malvern Bancorp, Inc. (the “Company”) and its Malvern Bank, National Association (the “Bank”) subsidiary, formally notified the Company of her decision to retire from the boards of directors of the Company and the Bank effective as of April 1, 2019.

(d)

On April 1, 2019, the Company announced that Jamie Barrett had been appointed to the boards of directors of the Company and the Bank effective April 1, 2019. Mr. Barrett is Managing Director of Acrewood Holdings LLC, an investment firm headquartered in Bryn Mawr, Pennsylvania. Mr. Barrett has nearly 20 years of experience in the financial services industry. Mr. Barrett holds an A.B. degree from Princeton University, and an M.B.A. from the Wharton School at the University of Pennsylvania.

There were no arrangements or understandings between Mr. Barrett and any other persons, pursuant to which Mr. Barrett was selected as a director. No information is required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Barrett will receive the same compensation as the Company’s other non-employee directors as described in the Company’s proxy statement relating to the 2019 annual meeting of shareholders.

A copy of the Company’s press release announcing Mr. Barrett’s appointment and Ms. Woodman’s retirement is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is filed with this Current Report on Form 8-K:

Exhibit 99.1 – Press Release of the Company, dated April 1, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MALVERN BANCORP, INC.

Date: April 1, 2019	By:	/s/ Joseph D. Gangemi
Joseph D. Gangemi
Senior Vice President and Chief Financial Officer